Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”) is made as of this 6th day of June, 2011, between VRINGO, INC. (the “Pledgor”), and SILICON VALLEY BANK, as agent for the Lenders (as defined below) (in such capacity, the “Agent”).

WHEREAS, the Pledgor has entered into certain loan arrangements (as amended and in effect, the “Loan Arrangements”) with Silicon Valley Bank and Gold Hill Venture Lending 03, L.P. (collectively, the “Lenders”);

WHEREAS, the Pledgor has requested that the Agent and the Lenders enter into a certain Agreement of even date herewith (the “Agreement”), pursuant to which the Agent and the Lenders would agree to accept less than the full amount owed under the Loan Arrangements in satisfaction of all Obligations (as defined below);

WHEREAS, the Agent and the Lenders are unwilling to enter into the Agreement unless, among other things, the Pledgor agrees to provide the Agent with $1,050,873.44, for the ratable benefit of the Lenders, to be held as cash collateral for the Pledgor’s obligations to the Lenders; and

WHEREAS, in order to induce the Agent and the Lenders to enter into the Agreement, the Pledgor has agreed to provide $1,050,873.44 to the Agent, for the ratable benefit of the Lenders, to be held in an interest bearing deposit account held by the Agent as cash collateral for the Pledgor’s obligations to the Lenders and to execute this Pledge Agreement to grant the Agent a security interest in the same for the ratable benefit of the Lenders.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Pledgor and the Agent agree as follows:

1. Collateral. The Pledgor hereby pledges and assigns to the Agent, and grants the Agent a security interest in, for the ratable benefit of the Lenders, all of the Pledgor’s right, title and interest in the Pledgor’s Deposit Account No. [            ] maintained with the Agent (together with any replacement or substitute accounts, the “Account”) and all substitutions, additions, interest, and other distributions arising out of or in respect thereof, all general intangibles relating thereto, and all products and proceeds, both cash and non-cash, arising out of or in respect of any of the foregoing, together with other instruments of assignment executed in blank or endorsements as may have been requested by the Agent as necessary or appropriate for the Agent’s security interest in such collateral to attach, become perfected, achieve priority over competing claimants and otherwise be preserved. Capitalized terms used in this Pledge Agreement, and not otherwise defined herein, shall have the same meaning herein as in the Uniform Commercial Code as adopted and in effect in the Commonwealth of Massachusetts (the “UCC”).

2. Definitions. The following additional terms shall have the following meanings:

(a) Collateral. The Account, and all other property assigned or pledged to the Agent pursuant to Section 1 hereof, and all income therefrom, increases therein and proceeds thereof.

(b) Event of Default. Any failure of the Pledgor to comply with the terms and conditions of this Pledge Agreement, and/or the occurrence of any Termination Event under and as defined in the Agreement.

(c) Obligations. All obligations and liabilities of the Pledgor to the Agent and the Lenders including, without limitation, the following: (i) all “Obligations” as defined in the Agreement; (ii) all loans, advances, indebtedness, notes, obligations, overdrafts, and amounts now or hereafter at any time owing by the Pledgor to the Agent and/or the Lenders (including all future advances or the like whether or not given pursuant to a commitment by the Agent and/or the Lenders), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent and/or the Lenders may hold against the Pledgor; (iii) all interest, fees, and other amounts which may be charged to the Pledgor and/or which may be due from the Pledgor to the Agent and/or the Lenders from time to time; (iv) any and all covenants of the Pledgor to or with the Agent and/or the Lenders; and (v) all costs, expenses and costs of collection (including reasonable legal fees and expenses).

3. Security for Obligations; Debits from Account.

(a) This Pledge Agreement and the security interest in and assignment and pledge of the Collateral hereunder are granted to the Agent, for the ratable benefit of the Lenders, as first priority assignment, pledge, and security interest for the payment and performance of all of the Obligations.

(b) The Pledgor hereby acknowledges and agrees that the Agent may, at any time after the occurrence of an Event of Default, debit all or a portion of the funds in the Account and apply the same in reduction of the Obligations.

4. Interest, Dividends, Etc.

(a) Any sums or other property paid or distributed upon or with respect to any of the Collateral, whether by dividend, interest or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall be paid over and delivered to the Agent to be held by the Agent for the ratable benefit of the Lenders as security for the payment and performance in full of all of the Obligations.

(b) All sums of money that are delivered to the Agent pursuant to this Section 4 shall be deposited into the Account with the Agent. Interest earned on the Account shall be deposited in the Account.

5. Warranty of Title; Authority. The Pledgor hereby represents, warrants, covenants and agrees that:

(a) The Pledgor has good and marketable title to the Collateral, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances or other adverse claims except the pledge, assignment and security interest created by this Pledge Agreement;

(b) The Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Pledge Agreement and to pledge, assign and grant a security interest in all of the Collateral pursuant to this Pledge Agreement;

(c) The execution, delivery and performance hereof and the pledge and assignment of and granting of a security interest in the Collateral hereunder do not contravene any law, rule or regulation or any judgment, decree or order of any tribunal or of any agreement or instrument to which the Pledgor is a party or by which the Pledgor or any of the Pledgor’s property is bound or affected or constitute a default thereunder;

(d) The Pledgor will defend the Agent’s rights and security interest in the Collateral against the claims and demands of all persons whomsoever; and

(e) The Pledgor will have the like title to and right to pledge and assign and grant a security interest in the Collateral hereafter pledged or assigned or in which a security interest is granted to the Agent hereunder and will likewise defend the Agent’s rights, pledge, assignment and security interest thereof and therein.

6. Remedies.

(a) Upon the occurrence of any Event of Default, the Agent shall have the following rights and remedies in addition to the rights and remedies of a secured party under the UCC, the laws of the Commonwealth of Massachusetts, or otherwise, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Agent deems expedient:

(i) the Agent may demand, sue for, collect or make any compromise or settlement the Agent deems suitable in respect of any of the Collateral;

(ii) the Agent may apply, assign or deliver or otherwise dispose of any or all of the Collateral, upon such terms at such place or places, at such time or times and to such entities or other persons as the Agent thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law; and

(iii) the Agent may set off, debit, or otherwise apply against any of the Obligations any sums standing to the credit of the Account.

(b) In the event of any disposition of any of the Collateral as provided in clause (iii) of Section 6(a), the Agent may immediately enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law).

(c) The Agent may apply the cash proceeds actually received from any set-off, application, or other disposition or collection of any of the Collateral to the reasonable expenses of retaking, holding, and the like, to reasonable attorneys’ fees, travel and all other expenses which may be incurred by the Agent and/or the Lenders in attempting to collect any of the Obligations or to enforce this Pledge Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Pledge Agreement, and then to the Obligations of the Pledgor in such order or preference as the Agent and the Lenders may determine after proper allowance for any Obligations not then due. Only after such applications and the Obligations have been paid in full in cash, and after payment by the Agent of any amount required by § 9-608(a)(1) of the UCC, need the Agent account to the Pledgor for any surplus.

7. Marshalling. The Agent shall not be required to marshal any present or future collateral security for (including but not limited to this Pledge Agreement and the Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the Agent’s rights and remedies hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Pledgor lawfully may, the Pledgor hereby agrees that the Pledgor will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Agent’s rights under this Pledge Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.

8. Pledgor’s Obligations Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any exercise or nonexercise, or any waiver, by the Agent and/or the Lenders of any right, remedy, power or privilege under or in respect of any of the Obligations or any collateral security therefor (including this Pledge Agreement); (b) any amendment to or modification of the Loan Arrangements and/or any other agreement among the Pledgor, the Agent and the Lenders, or any of the other documents, agreements or instruments now existing or hereafter arising relating thereto or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Pledge Agreement) securing any of the Obligations; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

9. Transfer, Etc. by Pledgor. Without the prior written consent of the Agent, the Pledgor will not sell, assign, transfer, withdraw, or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Collateral or any interest therein, except for the pledge and assignment thereof and security interest therein provided for in this Pledge Agreement. Further, the Pledgor will not permit any involuntary lien or encumbrance to be placed upon or attach to any of its interest in the Collateral.

10. Further Assurances. The Pledgor will do all such acts, and will furnish to the Agent and the Lenders all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate or other approvals and will do or cause to be done all such other things as the Agent and the Lenders may reasonably request from time to time in order to give full effect to this Pledge Agreement and to secure, preserve and protect the rights of the Agent and the Lenders hereunder, all without any cost or expense to the Agent and the Lenders. If the Agent so elects, a photocopy of this Pledge Agreement may at any time and from time to time be transmitted to any issuer of any of the Collateral or any broker or other financial intermediary or book-entry custodian in possession of any of the Collateral or on whose books any of the Collateral is registered or be filed by the Agent as a financing statement in any recording office in any jurisdiction.

11. Agent’s and Lenders Exoneration. Except as expressly provided under applicable law with respect to a secured creditor’s duty to preserve collateral in the secured creditor’s possession, under no circumstances shall the Agent and/or the Lenders be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral or any nature or kind or any matter or proceedings arising out of or relating thereto, and the Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Agent accords its own property consisting of similar interests. The Agent shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor’s rights in any of the Collateral or against other parties thereto. The Agent’s prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

12. No Waiver, Etc. Neither this Pledge Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Pledge Agreement and to the provisions so modified or limited, and executed by the party to be charged. No act, failure or delay by the Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives acceptance and notice of acceptance of this Pledge Agreement and presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or any of the Collateral, and any and all other notices and demands whatsoever.

13. Termination. This Pledge Agreement and the security interest granted herein, shall terminate, and the Agent shall return to the Pledgor all Collateral then held by Agent, if any, when all Obligations have been paid, in full, in good and collected funds and any commitments or obligations of the Agent, if any, to make loans or financial accommodations to the Pledgor have been terminated.

14. Notice, Etc. All notices, requests and other communications hereunder shall be made in writing and shall be delivered by nationally recognized overnight courier (Federal Express, UPS, etc.) to the addresses set forth in the Agreement.

15. Governing Law. THIS PLEDGE AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

16. Waiver of Jury Trial. THE PLEDGOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.

17. Miscellaneous. The headings of each section of this Pledge Agreement are for convenience only and shall not define or limit the provisions thereof. This Pledge Agreement and all rights and obligations hereunder shall be binding upon the Pledgor and the Pledgor’s representatives, successors and assigns, and shall inure to the benefit of the Agent, the Lenders, and their respective successors and assigns. If any term of this Pledge Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Pledge Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Pledgor acknowledges receipt of a copy of this Pledge Agreement.

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IN WITNESS WHEREOF, intending to be legally bound, the Pledgor and the Agent have caused this Pledge Agreement to be executed as a sealed instrument as of the date first above written.

“AGENT”		“PLEDGOR”

SILICON VALLEY BANK		VRINGO, INC.

By:	/s/ Shawn Goozman	By:	/s/ Jon Medved
Name:	Shawn Goozman	Name:	Jon Medved
Title:	Head of Advisory Services	Title:	CEO

[Signature Page to Pledge and Security Agreement]